Exhibit 99.1

Sealed Air Corporation

8215 Forest Point Boulevard

Charlotte, NC 28273

Investor Contact: Lori Chaitman 201-703-4161	Media Contact: Ken Aurichio 201-703-4164

For release: December 9, 2014

SEALED AIR ANNOUNCES COMPLETION OF TENDER OFFER FOR 8.125% SENIOR NOTES DUE 2019

CHARLOTTE, N.C., Tuesday, December 9, 2014 – Sealed Air Corporation (“Sealed Air” or the “Company”) (NYSE: SEE) today announced that the final tender period for the previously announced offer to purchase its outstanding 8.125% Senior Notes due 2019 (the “2019 Notes”), expired at 11:59 p.m., New York City time, on December 8, 2014 (the “Expiration Time”).

At the Expiration Time, $602,855,000 principal amount of 2019 Notes, or 80.4% of the aggregate principal amount outstanding, had been validly tendered and not withdrawn. As part of the previously announced early tender, the Company purchased for cash, on November 24, 2014, $602,559,000 of the tendered 2019 Notes. The complete terms and conditions of the tender offer were set forth in an Offer to Purchase and Consent Solicitation Statement that was sent to holders of the 2019 Notes.

Business

Sealed Air creates a world that feels, tastes and works better. In 2013, Sealed Air generated revenue of approximately $7.7 billion by helping our customers achieve their sustainability goals in the face of today’s biggest social and environmental challenges. Our portfolio of widely recognized brands, including Cryovac® brand food packaging solutions, Bubble Wrap® brand cushioning and Diversey® cleaning and hygiene solutions, ensures a safer and less wasteful food supply chain, protects valuable goods shipped around the world and improves health through clean environments. Sealed Air has approximately 25,000 employees who serve customers in 175 countries. To learn more, visit www.sealedair.com. Information on Sealed Air’s website is not incorporated into, and does not form a part of, this press release.

Website Information

We routinely post important information for investors on our website, www.sealedair.com, in the “Investor Relations” section. We use this website as a means of disclosing material, non-public information and for complying with our disclosure obligations under SEC Regulation FD. Accordingly, investors should monitor the Investor Relations section of our website, in addition to following our press releases, SEC filings, public conference calls, presentations and webcasts. The information contained on, or that may be accessed through, our website is not incorporated by reference into, and is not a part of, this document.

Forward-Looking Statements

Statements in this press release may be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 concerning our business, consolidated financial condition and results of operations. These statements include comments as to future events that may affect Sealed Air, which are based upon management’s current expectations and are subject to uncertainties, many of which are outside Sealed Air’s control. Forward-looking statements can be identified by such words as “anticipates,” “expects,”

“believes,” “plan,” “could,” “estimate,” “will” and similar expressions. A variety of factors may cause actual results to differ materially from these expectations, including economic conditions affecting packaging utilization, changes in raw material costs, currency translation effects, and legal proceedings. For more extensive information, see “Risk Factors” and “Cautionary Notice Regarding Forward-Looking Statements,” which appear in our most recent Annual Report on Form 10-K, as may be revised and updated from time to time by our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as filed with the Securities and Exchange Commission. These reports are available on the Securities and Exchange Commission’s website at www.sec.gov or our Investor Relations home page at http://ir.sealedair.com. Information on Sealed Air’s website is not incorporated into, and does not form a part of, this press release. Sealed Air does not undertake any obligation to publicly update any forward-looking statement to reflect events or circumstances after the date on which any such statement is made or to reflect the occurrence of unanticipated events.